Exhibit 99.9

CONSENT OF LUIS OVIEDO

In connection with Coro Mining Corp.’s (the “Corporation”) Registration Statement on Form F-7 (the “Form F-7”) being filed with the United States Securities and Exchange Commission, I consent to the references of my name and to the use of information of a scientific or technical nature attributed to me in the Corporation’s Annual Information Form dated March 29, 2018, for the year ended December 31, 2017, being incorporated by reference and filed with the Form F-7.

DATED: August 20, 2018

   /s/Luis Oviedo
Luis Oviedo